UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020 (June 9, 2020)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On June 9, 2020, the stockholders of ACI Worldwide, Inc. (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”).

The Plan authorizes the Board to provide for equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, the Company’s common stock. The purpose of these awards is to provide the Company’s non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Subject to adjustment as described in the Plan and subject to the Plan’s share counting rules, a total of 6,661,484 shares of common stock are available for awards granted under the Plan. Shares underlying certain awards under the Plan, the Company’s 2005 Equity and Performance Incentive Plan, and the Company’s 2016 Equity and Performance Incentive Plan (each including as amended or amended and restated) that after April 16, 2020 are cancelled or forfeited, expire, are settled for cash, or are unearned, will again be available under the Plan, as further described in the Plan.

The Board generally will be able to amend the Plan, subject to stockholder approval in certain circumstances as described in the Plan.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference as Exhibit 10.1 of this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2020. At the Annual Meeting, the stockholders voted on the following three proposals which are further described in the 2020 Proxy Statement.

Proposal 1: The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Odilon Almeida	104,550,214	1,829,232	3,610,631
Janet O. Estep	103,828,809	2,550,637	3,610,631
James C. Hale	101,246,434	5,133,012	3,610,631
Pamela H. Patsley	97,301,607	9,077,839	3,610,631
Charles E. Peters, Jr.	103,505,483	2,873,963	3,610,631
David A. Poe	104,204,164	2,175,282	3,610,631
Adalio T. Sanchez	103,488,193	2,891,253	3,610,631
Thomas W. Warsop III	104,137,984	2,241,462	3,610,631

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,190,835	745,713	53,529	0

Proposal 3: The stockholders approved, on an advisory basis, the named executive compensation as described in the 2020 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,685,481	3,619,088	74,877	3,610,631

Proposal 4: The stockholders approved the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,051,286	5,300,731	27,429	3,610,631

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (incorporated herein by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A (Commission File No. 000-25346), filed on April 24, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President and General Counsel

Date: June 10, 2020